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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 18, 2006

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 4.01 Changes in Registrant's Certifying Accountant

On December 18, 2006, PowerCold Corporation (“the Company”) received notification from the Securities and Exchange Commission (“SEC”), that Williams & Webster, P.S. Certified Public Accountants (“W&W”), terminated the auditor/client relationship with the Company. The Company filed a current report on Form 8-K December 22, 2006 to report this information.

A copy of the disclosures in the Form 8-K filed on December 22, 2006 was provided to W&W prior to the date of the filing of the report. W&W had not furnished the Company with a copy of its letter addressed to the SEC stating whether or not it agreed with the statements contained in the Form 8-K (as filed December 22, 2006) on the date the report was filed. The purpose of this amendment to the Form 8-K (as filed December 22, 2006)  is to provide a copy of W&W’s letter to the SEC.

The Company has not yet engaged the services of an independent registered accountant for purposes of audit opinion that might be rendered on the Company's financial statements nor has a firm been engaged to provide any written or oral advice relating to any accounting, auditing or financial issue relating to the Company.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1

W&W letter to SEC , dated January 4, 2007

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Randy Rutledge

___________________________

Randy Rutledge

Chief Financial Officer

Date:  January 10, 2007